EXHIBIT 10.25

FOURTH EXTENSION AND AMENDMENT AGREEMENT

This Fourth Extension and Amendment Agreement (this “Agreement”), effective as of December 31, 2013, is entered into as of February 28, 2014 by and among Envision Solar International, Inc., a Nevada corporation (“Company”), Envision Solar Construction, Inc., a California corporation (collectively with any other guarantors of the Notes or A&R Note (as defined herein), the “Envision Guarantors” or “Guarantors”), and Gemini Master Fund, Ltd., a Cayman Islands corporation (the “Investor”), and Gemini Strategies LLC, Inc., a Nevada corporation (“Collateral Agent”). The Company and the Guarantors are sometimes referred to herein individually as an “Envision Entity” and collectively as the “Envision Entities”. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to them in that certain Securities Purchase Agreement, dated as of November 12, 2008, between the Company and the Investor (the “Purchase Agreement”), that certain Assumption Agreement, dated as of February 12, 2010, between the Company and the Investor (the “Assumption Agreement”), that certain Extension and Amendment Agreement, dated as of December 31, 2010, between the Company and the Investor (the “First Extension Agreement”), that certain Second Extension and Amendment Agreement, dated as of December 23, 2011, between the Company and the Investor (the “Second Extension Agreement”), that certain Third Extension and Amendment Agreement, dated as of December 28, 2012, between the Company and the Investor (the “Third Extension Agreement”, and together with the First Extension Agreement and Second Extension Agreement, the “Extension Agreements”), or the Notes or other Transaction Documents, as applicable.

R E C I T A L S:

WHEREAS, pursuant to the Assumption Agreement, the Company issued to the Investor that certain Second Amended and Restated Secured Bridge Note in the original principal amount, as of the issuance date thereof of February 12, 2010, equal to $811,792.20, which as of December 31, 2013 had an outstanding principal amount equal to $1,203,657.93 pursuant to the Extension Agreements (“Original Note”);

WHEREAS, on or about March 10, 2010, the Investor loaned to the Company an additional $75,000, which loan was evidenced by an additional Secured Bridge Note issued by the Company to the Investor in the amount of $75,000, which as of December 31, 2013 had an outstanding principal amount equal to $110,218.69 pursuant to the Extension Agreements (“March 2010 Note”);

WHEREAS, on or about April 22, 2010, the Investor loaned to the Company an additional $50,000, which loan was evidenced by an additional Secured Bridge Note issued by the Company to the Investor in the amount of $50,000, which as of December 31, 2013 had an outstanding principal amount equal to $92,448.83 pursuant to the Extension Agreements (“April 2010 Note”, and together with the Original Note and the March 2010 Note, the “Notes”);

WHEREAS, the Guarantors have entered into that certain Subsidiary Guarantee, dated as of November 12, 2008 (the “Guarantee”), pursuant to which each Guarantor has guaranteed the satisfaction of all the obligations of the Company under the Transaction Documents, including without limitation all of the Notes;

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WHEREAS (a) on or about February 12, 2010 the Company and the Guarantors entered into that certain Security Agreement, (b) on or about November 12, 2008 the Company’s predecessor and the Guarantors entered into that certain Security Agreement and that certain Intellectual Property Security Agreement, (c) on or about December 31, 2010 the Company entered into that certain Intellectual Property Security Agreement, (d) as of January 1, 2012 Gemini Strategies, LLC, a Delaware limited liability company, resigned as Collateral Agent and the Collateral Agent referred to herein was appointed Collateral Agent, and (e) on or about March 15, 2013 the Company entered into that certain Intellectual Property Security Agreement (the “2013 Security Agreement”, and together with all such security agreements, as amended to date, collectively, the “Security Agreements”), pursuant to which the Company and the Guarantors have each granted a security interest in its assets and properties to the Investor and the Collateral Agent to secure the satisfaction of all the obligations of the Envision Entities under the Transaction Documents, including without limitation all of the Notes;

WHEREAS, the Company has not yet made the quarterly interest payments due under the Notes for calendar year 2013, and the totally amount of interest due as of December 31, 2013 under all the Notes equals $145,994.71 (“Interest Amount”);

WHEREAS, the Company failed to repay the Notes on the Maturity Date therefor and is currently unable to repay the Notes;

WHEREAS, the Company desires, and the Investor is willing to accept, an extension of the Maturity Date under all the Notes pursuant to the terms and conditions set forth herein; and

WHEREAS, the Company has requested that the Investor convert a portion of the Notes into shares of Common Stock, and the Investor is willing to convert a portion of the Notes pursuant to the terms and conditions set forth herein;

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Extension. The Maturity Date under all the Notes is hereby amended to be June 30, 2015.

2.             Extension Warrant. In consideration for the extension granted in Section 1 above, the Company shall issue to the Investor a warrant to purchase 1,500,000 shares of Common Stock of the Company in the form of Exhibit A attached hereto (“Extension Warrant”). The Company shall issue and deliver the Extension Warrant to the Investor duly executed by the Company within five (5) Business Days following full execution hereof.

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3.             Conversion Price. The Company hereby represents, acknowledges, confirms and agrees that the Conversion Price under each of the Notes has been reduced to equal $0.15 in accordance with the terms of the Notes due the Company’s issuance of securities (subject to further adjustment as set forth in Section 5 of each such Note).

4.             Beneficial Ownership Limitation. The Company and the Investor hereby agree that effective as of February 28, 2014 the Beneficial Ownership Limitation, as defined and set forth in Notes, shall be increased from 4.9% to 9.9%.

5.             Principal and Interest.

5.1.            Amounts Due. The Company, the Guarantors and the Investor hereby represent, acknowledge, confirm and agree that (a) the Interest Amount accrued and unpaid under the Notes for 2013 equals $145,994.71, and (b) the aggregate principal amount outstanding under all of the Notes as of December 31, 2013 equals $1,406,325.45. The Company unconditionally owes such aggregate amounts outstanding under the Notes to the Investor, without offset, defense or counterclaim of any kind, nature or description whatsoever.

5.2.            Interest Shares. The Company shall pay the Interest Amount in shares of Common Stock at a price of $0.15 per share, such that in satisfaction of such Interest Amount due as of December 31, 2013 the Company shall issue to the Investor 973,298 duly authorized, validly issued, fully paid and non-assesssable shares of Common Stock of the Company (“Interest Shares”). The Company shall issue and deliver the Interest Shares to the Investor within ten (10) Business Days following full execution hereof.

6.             Early Conversion.

6.1.            Conversion. The Investor shall, contemporaneously herewith, convert $550,000 in principal amount of the Notes, plus accrued but unpaid interest thereon, into 3,727,778 shares of Common Stock (“Early Conversion Shares”) by executing and delivering to the Company herewith the completed form of conversion notice attached hereto as Exhibit C. Notwithstanding anything contained in the Notes, the Company shall deliver the Early Conversion Shares to the Investor within ten (10) Business Days following full execution hereof.

6.2.            Early Conversion Warrant. In consideration for effecting the conversion contemplated by Section 6.1 above, the Company shall issue to the Investor a warrant to purchase 3,727,778 shares of Common Stock of the Company in the form of Exhibit A attached hereto (“Early Conversion Warrant”, and together with the Extension Warrant, the “Warrants”). The Company shall issue and deliver the Early Conversion Warrant to the Investor duly executed by the Company within five (5) Business Days following full execution hereof.

7.             Amended Note. The Company shall substitute and amend each of the Notes by exchanging, substituting and merging all such Notes for and into a single new Third Amended and Restated Secured Bridge Note, in the form of Exhibit B attached hereto, in the principal amount equal to $1,406,325.45 less the $550,000 in principal converted pursuant to Section 6.1 above, or $856,325.45 (“A&R Note”). The Company shall issue and deliver the A&R Note to the Investor duly executed by the Company within five (5) Business Days following full execution hereof.

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8.             Rule 144. The Company acknowledges and agrees that, for purposes of Rule 144 promulgated under the Securities Act, the holding period for the A&R Note, the Conversion Shares issuable upon conversion of, or otherwise pursuant to, the A&R Note (including without limitation the Early Conversion Shares), the Warrants and the Interest Shares shall have commenced on April 22, 2010 (the original issuance date of the last Note issued). Such Conversion Shares and Interest Shares shall be issued without any legends, trading restrictions or stop orders. The Company shall not take any position inconsistent with the foregoing and shall, if reasonably requested by an Investor, cause the Company’s legal counsel to issue a legal opinion to the effect that any such Conversion Shares and Interest Shares are freely tradable without restriction or legends. Without limiting the foregoing, on or prior to the seventh (7th) Business Day following the date on which this Agreement is fully executed, the Company shall cause its legal counsel to issue a legal opinion, to the Investor and the Company’s transfer agent, to the effect that the Early Conversion Shares and Interest Shares may be freely traded without restriction thereon nor legend on any stock certificates therefor. The Company, or the Company’s transfer agent, shall cause one of more unlegended stock certificates evidencing the Early Conversion Shares and Interest Shares to be delivered to the Investor’s nominee at the following name and address, and with the following instructions to the recipient, within ten (10) Business Days following the date on which this Agreement is fully executed:

Name:	Knotfloat & Co. F/B/O Gemini Master Fund, Ltd.
Address:	DTCC-Newport Office Center
570 Washington Blvd
5th Floor / NY Window
Jersey City, NJ 07310
Attn: Mr. Robert Mendez

Instructions:	For deposit into the account of:
	Account Name:	Gemini Master Fund, Ltd.
	Account Number:	680240
	Broker:	Deutsche Bank

The A&R Note shall not constitute a novation or satisfaction and accord of any of the Notes. The Company hereby acknowledges and agrees that the A&R Note shall merely amend and continue the terms and provisions contained in the Notes and shall not extinguish or release the Company or any of its Subsidiaries under any Transaction Document or otherwise constitute a novation of its obligations thereunder or otherwise affect in any way the security interest under the Security Agreements securing all the Company’s and Guarantors’ obligations under the Notes and A&R Note.

9.             Intellectual Property. The Company hereby represents and warrants that it has not filed nor been issued any additional patents, patent applications, trademarks or trademark applications since February 12, 2010 other than the patent application described in the 2013 Security Agreement (which application was subsequently granted and patent number 8,648,551 was issued for such application).

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10.            Other Agreements.

10.1.        References to Notes and Transaction Documents. All references in the Transaction Documents and herein to (i) “Transaction Documents” shall be deemed to be references to the Transaction Documents (as currently defined in the Purchase Agreement and as amended by the amendments thereto), this Agreement, the Extension Agreements, the Forbearance Agreement, the Casita Security Agreement, the Security Agreements, the Guarantee, the Notes, the A&R Note, the Warrants, the Assumption Agreement, and the Lock-Up Agreement, and (ii) “Note” or “Notes” shall be deemed to be references to collectively the A&R Note, as may be amended (including without limitation any future Notes issued to the Investor).

10.2.        Disclosure. If the Company takes the position that the amendments and transactions contemplated hereby constitute material non-public information concerning the Company, then the Company shall, within two business days following the date hereof, file a Form 8-k and/or issue a press release disclosing the material terms of the transactions contemplated hereby. If the Company does not so file any Form 8-k or issue any press release, then the Company hereby represents and warrants that the amendments and transactions contemplated hereby do not constitute material non-public information concerning the Company. The Company and the Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby and other press releases to be issued by the Company.

10.3.        Security Continued. The Envision Entities’ obligations under all the Transaction Documents, including without limitation this Agreement, the A&R Note and the Warrants, shall be secured by all the assets of the Envision Entities pursuant to the Security Agreements as if this Agreement and the A&R were in effect at the time of execution of such Security Agreements and referenced therein. The Envision Entities’ shall execute such other agreements, documents and financing statements reasonably requested by the Investor, which will be filed at the Company’s expense with the applicable jurisdictions and authorities.

11.            Miscellaneous.

11.1.        Effect of this Agreement. Except as modified pursuant hereto, no other changes or modifications to the Transaction Documents are intended or implied and in all other respects the Transaction Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Agreement and the original Transaction Documents, the terms of this Agreement shall control. The Transaction Documents, including without limitation this Agreement, shall be read and construed as one agreement. This Agreement shall not become effective unless and until the Investor has received the A&R Note, the Interest Shares and the Warrants, which receipt shall be a condition precedent to the effectiveness of this Agreement.

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11.2.        Acknowledgment and continuation of Security Interests. The Envision Entities hereby acknowledge, confirm and agree that (a) the Investor has and shall continue to have valid, enforceable and perfected Liens upon and security interests in the assets and properties of the Envision Entities heretofore granted to the Investor pursuant to, and having first priority as set forth in, the Security Agreements, securing all obligations under the Transaction Documents, including without limitation the A&R Note, and (b) the A&R Note is guaranteed by the Guarantors pursuant to the Guarantee. The Envision Entities hereby acknowledge, confirm and agree that the Investor has and shall continue to have valid and enforceable assignments of the patents, trademarks and other intellectual property and other assets assigned by the Envision Entities, including without limitation those listed on the annexes to the Security Agreements.

11.3.        Expenses. As and for the expenses incurred by the Investor in connection with this Agreement and the transactions contemplated hereby, the Company shall promptly pay to the Investor or its counsel a non-accountable, non-refundable sum equal to $6,500 upon execution hereof, which payment shall be a condition precedent to the effectiveness of this Agreement.

11.4.        Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Agreement.

11.5.        Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York without regard to principle of conflicts of laws, but excluding any rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

11.6.        Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Agreement by telefacsimile or .pdf shall have the same force and effect as delivery of an original executed counterpart of this Agreement.

11.7.        New York Civil Procedure Law and Rules Section 3213. The A&R Note shall be deemed an unconditional obligation of each of the Envision Entities for the payment of money and, without limitation to any other remedies of the Investor, may be enforced against the Envision Entities by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which the Investor and the Envision Entities are parties or which any Envision Entity delivered to the Investor, which may be convenient or necessary to determine the Investor’s rights under the A&R Note or any Envision Entity’s obligations to the Investor are deemed a part of the A&R Note, whether or not such other document or agreement was delivered together with the A&R Note or was executed apart from the A&R Note.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

envision solar International, inc., a Nevada corporation

By:__/s/ Desmond Wheatley

Name: Desmond Wheatley

Title: CEO

envision solar Construction, inc., a California corporation

By:___/s/ Desmond Wheatley

Name: Desmond Wheatley

Title: CEO

Gemini Master Fund, Ltd.

By: GEMINI STRATEGIES LLC, INC., as investment manager

By: /s/ Steven Winters
Name: Steven Winters

Title: President

GEMINI STRATEGIES LLC, INC., as Agent

By: /s/ Steven Winters
Name: Steven Winters

Title: President

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EXHIBIT A

Form of Warrants

COMMON STOCK PURCHASE WARRANT

ENVISION SOLAR INTERNATIONAL, INC.

Warrant Shares: ____________	Issue Date: March __, 2014

This COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, GEMINI MASTER FUND, LTD. (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time and from time to time on or after the Issue Date (as defined above) and on or prior to the close of business on March 15, 2017 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Envision Solar International, Inc., a Nevada corporation (the “Company”), up to [1,500,000] [3,727,778]1 shares (the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.     Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Fourth Extension and Amendment Agreement, dated as of December 31, 2013, between the Company and the Holder (the “Extension Agreement”), or that certain Securities Purchase Agreement, dated as of November 12, 2008, between the Company and the Holder (the “Purchase Agreement”), or that certain Third Amended and Restated Secured Bridge Note issued by the Company to the Holder on or about the date hereof, as the case may be.

Section 2.     Exercise.

a)     Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time and from time to time on or after the Issue Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy or email of an executed PDF of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank, unless payment is being made by cashless exercise as provided in Section 2(c) below. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)     Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.20, subject to adjustment hereunder (the “Exercise Price”).

_______________

1 Insert applicable amount for Extension Warrant or Early Conversion Warrant, as the case may be.

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c)     Cashless Exercise. This Warrant may be exercised by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of this Warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

Notwithstanding anything herein to the contrary, on the Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

d)     Holder’s Restrictions. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent periodic or annual report, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within three Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. By written notice to the Company, the Holder may at any time and from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice (or specify that the Beneficial Ownership Limitation shall no longer be applicable), provided, however, that (A) any such increase (or inapplicability) shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (B) any such increase or decrease shall apply only to the Holder and not to any other holder of Warrants. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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e)     Mechanics of Exercise.

i.     Delivery of Certificates Upon Exercise. Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system and either (x) there is an effective Registration Statement permitting the resale of the Warrant Shares by the Holder, or (y) such shares may be sold pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise, within 3 Trading Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vi) prior to the issuance of such shares, have been paid. If the Company fails for any reason to deliver to the Holder the Warrant Shares or certificates evidencing the Warrant Shares subject to a Notice of Exercise by the third (3rd) Trading Day after the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such third (3rd) Trading Day following the Warrant Share Delivery Date until such shares or certificates are delivered.

ii.     Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.     Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares (or otherwise transmit such shares via DWAC to the Holder’s DTC account) pursuant to this Section 2(e) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.     Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares (or otherwise transmit such shares via DWAC to the Holder’s DTC account) pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Warrant Shares or certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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v.     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.     Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii.     Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.     Certain Adjustments.

a)     Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)     Subsequent Rights Offerings. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders in their capacity as holders of Warrants) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares issued (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

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c)     Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock (and not to Holders in their capacity as holders of Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

d)     Fundamental Transaction. If, at any time while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any successor entity shall pay at the Holder’s option, exercisable at any time concurrently with or within 30 days after the consummation of the Fundamental Transaction, an amount of cash equal to the value of this Warrant as determined in accordance with the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg L.P. using (i) a price per share of Common Stock equal to the VWAP of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the 100 day volatility obtained from the “HVT” function on Bloomberg L.P. determined as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction.

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e)     Calculations. All calculations under this Section 3 shall be made to the nearest four decimal places or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f)     Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

g)     Notice to Holder.

i.     Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.     Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

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Section 4.     Transfer of Warrant.

a)     Transferability. Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original Issue Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)     Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.     Miscellaneous.

a)     No Rights as Shareholder Until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(i).

b)     Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d)     Authorized Shares.

The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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e)     Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)     Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g)     Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)     Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)     Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)     Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)     Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l)     Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

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m)     Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)     Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the Issue Date set forth above.

ENVISION SOLAR INTERNATIONAL, INC.
By:__________________________________________ Name: Desmond Wheatley Title: CEO

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EXHIBIT B

Form of Third Amended and Restated Secured Bridge Note

Original Issue Date: April 22, 2010	$856,325.45
Amended and Restated as of: February 28, 2014	Note No. 2014-1

THIS NOTE is one of a series of duly authorized and validly issued Secured Bridge Notes of Envision Solar International, Inc., a Nevada corporation f/k/a Casita Enterprises, Inc. (the “Company”), having its principal place of business at 4225 Executive Square, Suite 1000, San Diego, CA 92037, designated as its Secured Bridge Notes (this Note, the “Note” and, collectively with the other Notes of such series, the “Notes”), provided that the Company may not issue any other Notes without the prior written consent of the Holder hereof.

FOR VALUE RECEIVED, the Company promises to pay to the order of GEMINI MASTER FUND, LTD. or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of Eight-Hundred Fifty-Six Thousand Three-Hundred Twenty-Five Dollars and Forty-Five Cents (US$856,325.45) on June 30, 2015 (the “Maturity Date”) and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof.

The Company’s and its Subsidiaries’ obligations under this Note and the other Transaction Documents are secured by the Collateral (as defined in the Security Agreement, including without limitation all Intellectual Property Rights) pursuant to the terms of the Security Documents and the obligations under this Note are guaranteed by the Company’s Subsidiaries pursuant to the Subsidiary Guarantee.

This Note is subject to the following additional provisions:

Section 1.     Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) initially capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement, the Amendment Agreements or the Assumption Agreement, as the case may be, and (b) the following terms shall have the following meanings:

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Amendment Agreements” means those certain Amendment Agreements, dated as of October 30, 2009 and January 20, 2010, each between the Company’s predecessor, Envision, and the original Holder hereof, and each as amended, modified or supplemented from time to time in accordance with its terms, that certain Fourth Extension and Amendment Agreement dated on or about February 28, 2014 and effective as of December 31, 2013 between the Company and the Holder, and each of the Extension Agreements, as defined in such Fourth Extension and Amendment Agreement.

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“Assumption Agreement” means that certain Assumption Agreements, dated as of February 12, 2010, between the Company and the original Holder hereof, as amended, modified or supplemented from time to time in accordance with its terms.

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary (as defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion of the Notes), or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 51% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

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“Common Stock” means the Company’s common stock, $0.001 par value per share.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means, collectively, the shares of Common Stock issued or issuable upon conversion or redemption of this Note in accordance with the terms hereof, including without limitation shares of Common Stock issued or issuable as interest hereunder or as damages under the Transaction Documents.

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means any sale, issuance or grant of Common Stock or Common Stock Equivalents (a) to any officer, director or employee of or consultant to the Company or any of its Subsidiaries for the primary purpose of soliciting or retaining their employment or service pursuant to a bona fide option or equity incentive compensation plan, agreement or arrangement duly adopted and approved by the Company’s Board of Directors and the Company’s stockholders, or (b) upon conversion or exercise of any Common Stock Equivalents, in each case outstanding on the date of execution of the first Amendment Agreement, in accordance with the terms of such Common Stock Equivalents, provided that such Common Stock Equivalents have not been amended since such date to directly or indirectly effectively (i) increase the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Common Stock Equivalent or (ii) decrease the consideration payable to the Company (or the applicable exercise price or conversion price) upon such exercise, conversion or exchange.

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“Fundamental Transaction” means (a) the Company effects any merger or consolidation of the Company with or into another Person, (b) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (c) an acquisition of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company or its Subsidiaries comprising a majority of the Company’s assets, (d) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock of the Company are permitted to tender or exchange their shares for other securities, cash or property, or (e) the Company effects any reclassification of its common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property. For purposes hereof the assets of the Company shall include the assets of the Company together with its Subsidiaries.

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount” means the sum of (i) the greater of (A) 115% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon, or (B) the outstanding principal amount of this Note, plus all accrued and unpaid interest hereon, divided by the Conversion Price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“MFN Transaction” means a transaction in which the Company issues or sells any securities to an investor in one or a series of related capital raising transactions which grants to such investor the right to receive additional securities or better terms based in some manner upon future sales or issuances of Common Stock or Common Stock Equivalents on terms more favorable than those granted to such investor in such capital raising transaction(s).

“New York Courts” shall have the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of this Note and regardless of the number of instruments which may be issued to evidence this Note.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes, (b) the Indebtedness existing on the Closing Date under the Purchase Agreement which is set forth on Schedule 5.7 attached to the first Amendment Agreement, provided that the terms of any such Indebtedness have not been changed from the terms existing on the date of such Amendment Agreement, (c) lease obligations and purchase money indebtedness of up to $100,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, and (d) unsecured indebtedness that (i) is expressly subordinate to the Note pursuant to a written subordination agreement with the Holder that is acceptable to the Holder in its sole and absolute discretion and (ii) matures at a date later than the Maturity Date.

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“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of November 12, 2008, among the Company’s predecessor in interest, Envision, and the original Holder hereof, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means an effective registration statement under the Securities Act that registers the resale of all Conversion Shares of the Holder, names the Holder as a “selling stockholder” therein, and contains a current prospectus not subject to any blackout, suspension or stop order.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subsidiary” shall refer to any direct or indirect subsidiary of the Company.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex Equities, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

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“Variable Rate Transaction” means a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company.

Section 2.     Interest; Late Fees.

a)     Interest Rate. Interest shall accrue daily on the outstanding principal amount of this Note at a rate per annum equal to 10% commencing on the Original Issue Date. For clarification, accrued interest hereunder has been paid through December 31, 2013 under the Prior Notes which have been amended and restated by this Note, and interest shall continue to accrue under this Note as of the close on business on such date even though the amendment and restatement occurred at a later date.

b)     Payment of Interest. On the first business day of each calendar quarter and on the Maturity Date, the Company shall pay to the Holder in cash in immediately available funds any accrued but unpaid interest hereunder on the aggregate unconverted and then outstanding principal amount of this Note, provided that the Company may elect, by delivering written notice to the Holder at least three (3) Business Days prior to any such date (other than the Maturity Date), to pay such accrued interest on such date by adding such amount of interest to the outstanding principal amount due hereunder as of such date.

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c)     Default Interest. All overdue accrued and unpaid amounts to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of 20% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such amount is due hereunder through and including the date of actual payment in full.

d)     Calculations. All interest calculations shall be on the basis of a 360-day year with 30-day months.

Section 3.     Registration of Transfers and Exchanges.

a)     Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such exchange.

b)     Investment Representations. This Note has been issued subject to certain investment representations of the Company and the original Holder set forth in the Purchase Agreement and Amendment Agreement and may be transferred or exchanged only (i) in compliance with applicable federal and state securities laws and regulations, and (ii) in compliance with the Purchase Agreement (including without limitation Section 4.1 thereof and the requirements set forth therein that such subsequent Holder make certain additional representations to the Company).

Section 4.     Conversion.

a)     Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the future date (which may be the same date as the date such notice is deemed effective pursuant to Section 9(a)) on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

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b)     Conversion Price. The conversion price shall be equal to $0.15 (as such conversion price may be adjusted pursuant to the terms set forth herein (the “Conversion Price”).

c)     Holder’s Restriction on Conversion. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes and the Warrant) beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 4(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this paragraph applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this paragraph, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Company’s most recent periodic or annual report, as the case may be; (B) a more recent public announcement by the Company; or (C) a more recent notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within three Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. By written notice to the Company, the Holder may at any time and from time to time increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice (or specify that the Beneficial Ownership Limitation shall no longer be applicable), provided, however, that (A) any such increase (or inapplicability) shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (B) any such increase or decrease shall apply only to the Holder and not to any other holder of Notes. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

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d)     Mechanics of Conversion.

i.     Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted plus any accrued but unpaid interest thereon, by (y) the Conversion Price.

ii.     Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of this Note. The Company shall use commercially reasonable efforts to deliver any certificate(s) or shares required to be delivered by the Company under this Section 4 electronically through the Depository Trust Company or another established clearing corporation performing similar functions.

iii.     Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate(s) or shares are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Company.

iv.     Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 100% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate(s) or shares pursuant to Section 4(d)(ii) by the third Trading Day after the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such liquidated damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 8 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

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v.     Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate(s) or shares by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock sold that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi.     Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable (taking into account the adjustments of Section 5) upon the conversion of the outstanding principal amount of this Note and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Registration Statement is then effective under the Securities Act, shall be registered for public sale in accordance with such Registration Statement.

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vii.     Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up or down to the next whole share.

viii.     Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.     Certain Adjustments.

a)     Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, the Notes); (B) subdivides outstanding shares of Common Stock into a larger number of shares, including without limitation the Split; (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (subject to the Split already accounted for in Section 4(b)). Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)     Subsequent Equity Sales. If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance. If the Company enters into a Variable Rate Transaction or MFN Transaction, despite the prohibition set forth in the Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The Company shall notify the Holder in writing, no later than 1 Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

c)     Subsequent Rights Offerings. If the Company, at any time while the Note is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to the Holders in their capacity as holders of Notes) entitling them to subscribe for or purchase shares of Common Stock at a price per share that is lower than the VWAP on the record date referenced below, then the Conversion Price shall be multiplied by a fraction of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares issued (assuming delivery to the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

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d)     Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (and not to the Holders in their capacity as holders of Notes) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 5(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

e)     Fundamental Transaction. If, at any time while this Note is outstanding, the Company effects or is otherwise subject to any “Fundamental Transaction”, then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of 1 share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of 1 share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(e) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

f)     Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

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g)     Notice to the Holder.

i.     Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.     Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 6.     No Prepayment. The Company may not prepay this Note in whole or in part without the prior written consent of the Holder.

Section 7.     Negative Covenants. As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of its Subsidiaries (whether or not a Subsidiary on the Original Issue Date or the date of execution of the Amendment Agreement) to, directly or indirectly:

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a)     other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b)     other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c)     amend its charter documents, including without limitation its certificate or articles of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

d)     repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock or any other securities;

e)     repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness (except for the Notes in accordance with the terms of the Notes), other than regularly scheduled principal and interest payments as such terms are in effect as of the Closing Date;

f)     repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness to any current or former employees, officers or directors of the Company or its Subsidiaries or such current or former employees’, officers’ or directors’ affiliates, including without limitation any loans from or management fees payable to Robert Noble, Karen Morgan, Bill Adelson, Pam Stevens or their affiliates;

g)     pay cash dividends or distributions on any equity securities of the Company;

h)     enter into any transaction with any affiliate of the Company or any Subsidiary, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

i)     enter into any Variable Rate Transaction or MFN Transaction without the prior written consent of the Holder (provided that if such consent is obtained the Conversion Price adjustments contained herein shall still apply); or

j)     enter into any agreement with respect to any of the foregoing.

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Section 8.     Events of Default.

a)     “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.     any default in the payment of any amount owing under the Notes Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within 5 Business Days;

ii.     the Company shall fail to observe or perform any other covenant or agreement contained in the Note which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Business Days after notice of such failure sent by the Holder or its representative and (B) 10 Business Days after the Company has become or should have become aware of such failure;

iii.     a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Transaction Documents or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv.     any representation or warranty made in this Note, any other Transaction Document, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.     the Company or any Subsidiary shall be subject to a Bankruptcy Event;

vi.     the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

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vii.     if the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five Trading Days after May 1, 2010;

viii.     the Company shall be a party to any Fundamental Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix.     if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or has failed to file all reports required to be filed thereunder during the then preceding 12 months (or such shorter period that the Company was required to file such reports);

x.     if any of the Security Documents or any Subsidiary Guarantee ceases to be in full force and effect (including failure to create a valid and perfected first priority lien on and security interest in all the Collateral (as defined in the Security Agreement) and Intellectual Property Rights of the Company and its Subsidiaries) at any time for any reason;

xi.     any material adverse change in the condition, value or operation of a material portion of the Collateral or Intellectual Property Rights;

xii.     the Company shall fail for any reason to deliver certificates to a Holder prior to the seventh Trading Day after a Conversion pursuant to Section 4(d) or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof; or

xiii.     any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days.

b)     Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. After the occurrence and during the continuance of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 20% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

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Section 9.     Miscellaneous.

a)     Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number or address or email address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section 9. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or by email prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email as set forth above on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the third Business Day following the date of mailing, if sent by regular mail, or (d) the Business Day following the date on which such notice or communication is deposited with a nationally recognized overnight courier service. The address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

b)     Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c)     Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company (with an affidavit by the Holder confirming such loss, theft or destruction being deemed reasonably satisfactory).

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d)     Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

e)     Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing.

f)     Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

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g)     Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

h)     Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

i)     Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including without limitation having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder.  The provisions of this Section 9(i) shall apply similarly and equally to successive Fundamental Transactions and shall not affect the Holder’s other rights hereunder or under the other Transaction Documents.

j)     Usury. This Note shall be subject to the anti-usury limitations contained herein and in the Purchase Agreement.

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Section 10.     Security Interest.

(a)     Acknowledgment of Security Interests. The Envision Entities hereby acknowledge, confirm and agree that the Holder has and shall continue to have valid, enforceable and perfected Liens upon and security interests in the assets and properties of the Envision Entities heretofore granted to the Investor pursuant to, and having first priority as set forth in, the Security Agreements, securing all obligations under the Transaction Documents, including without limitation this Note. The Envision Entities hereby acknowledge, confirm and agree that the Holder has and shall continue to have valid and enforceable assignments of the patents, trademarks and other intellectual property and other assets assigned by the Envision Entities, including without limitation those listed on the annexes to the Security Agreements. The Envision Entities hereby acknowledge, confirm and agree that pursuant to the Guarantee the Envision Entities guarantee all obligations of the Company hereunder.

(b)     References to Notes and Transaction Documents. All references in the Transaction Documents and herein to (i) “Transaction Documents” shall be deemed to be references to the Transaction Documents (as currently defined in the Purchase Agreement and as amended by the Amendment Agreements), the Assumption Agreement, the Forbearance Agreement, the Notes and the Lock-Up Agreements, and (ii) “Note” or “Notes” shall be deemed to be references to collectively all the Notes including this Note (together with any future Notes issued to the Holder).

(c)     Security Continued. The Company’s and the Envision Entities’ obligations under all the Transaction Documents, including without limitation this Note, shall be secured by all the assets of the Envision Entities pursuant to the Security Agreements as if this Note were in effect at the time of execution of such Security Agreements and referenced therein. The Company shall execute such other agreements, documents and financing statements reasonably requested by the Holder, which will be filed at the Company’s expense with the applicable jurisdictions and authorities.

Section 11.     New York Civil Procedure Law and Rules Section 3213. This Note shall be deemed an unconditional obligation of each of the Envision Entities for the payment of money and, without limitation to any other remedies of the Holder, may be enforced against the Envision Entities by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which the Holder and the Envision Entities are parties or which any Envision Entity delivered to the Holder, which may be convenient or necessary to determine the Holder’s rights under this Note or any Envision Entity’s obligations to the Holder are deemed a part of the this Note, whether or not such other document or agreement was delivered together with this Note or was executed apart from this Note.

*********************

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

envision solar International, inc.,

a Nevada corporation

By:__________________________________________

Name: Desmond Wheatley

Title: CEO

envision solar Construction, inc.,

a California corporation

By:__________________________________________

Name: Desmond Wheatley

Title: CEO

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EXHIBIT C

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Third Amended and Restated Secured Bridge Note due June 30, 2015 Number 2014-1 of ENVISION SOLAR INTERNATIONAL, INC., a Nevada corporation (the Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the limitation specified under Section 4 of this Note (if any), as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock pursuant to any prospectus.

Conversion calculations:

Date to Effect Conversion: ______________

Principal Amount of Note to be Converted: ______________

Interest Accrued on Account

of Conversion at Issue: ______________

Number of shares of Common Stock to be issued:

Gemini Master Fund, Ltd.

By: GEMINI STRATEGIES LLC, INC., as investment manager

By: ______________ ______________
Name: Steven Winters

Title: President

Name: GEMINI MASTER FUND, LTD.

Address for Delivery of Common Stock Certificates:

____________________________

____________________________

Or

DWAC Instructions:

Broker No: ______________

Account No: ______________

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